UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32429	65-0955118
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  775-847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2010, Comstock Mining Inc. (the “Company”) announced the successful completion of three principal features of its previously announced restructuring and recapitalization plan. The completed features of the plan include (i) raising $35.75 million of new equity, (ii) exchanging all of the Company’s previously defaulted senior secured debt and related obligations for new equity and (iii) securing integral land mineral rights. The Board approved the strategic plan in April 2010 designed to restructure and recapitalize the Company, accelerate mine development and production and continue exploration.  The principal features of the plan encompassed a recapitalization and balance sheet restructuring (which included a reverse stock split, a debt-for-equity exchange, a land-for-debt exchange and a new capital raise to fund gold mine operations, exploration and development) and an operational and management restructuring.  The goal of the plan is to deliver stockholder value by commencing commercial mining and processing operations by 2011, respectively, with annual production rates of 20,000 gold equivalent ounces and by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013.

Debt for Equity Exchange and New Equity Raise of $35.75 million

The Company exchanged substantially all of its senior secured convertible and senior indebtedness for shares of its newly created Series A-1 Preferred Convertible Stock (“Series A-1”) and Series A-2 Preferred Convertible Stock (“Series A-2,” and together with Series A-1, the “Series A”) pursuant to a Securities Purchase Agreement dated as of August 31, 2010 (the “Series A Purchase Agreement”). Each share of the Series A is convertible at the holder’s election into 1,536 shares of common stock, therefore converting into common stock at a conversion price per share of $0.6510. The common stock underlying the Series A is issuable at a fixed conversion rate (subject to anti-dilution adjustments) currently equal to 45.1 million shares of common stock.  The Company has approximately 20.5 million shares of common stock outstanding.

The notes and related interest exchanged for equity are as follows:

Debt Exchanged for Series A Preferred Convertible Stock
	At August 31, 2010
Note Descriptions	Principal	Unpaid Interest	Total

15% Convertible Notes Payable - Investors	$1,078,157	$264,131	$1,342,288
18% Convertible Debentures Payable - Mandatory Redemption Payment	4,412,058	1,505,343	5,917,401
18% Convertible Notes Payable - 2006 – 2007	2,170,000	1,498,063	3.668,063
11% Convertible Notes Payable - June - November 2008	2,500,000	643,457	3,143,457
11% Convertible Note Payable - July 2008 Amended and Restated	2,782,563	204,776	2,987,339
11% Convertible Notes Payable - December 2008	500,000	108,803	608,803
9% Convertible Notes Payable - May - August 2009	1,000,000	112,300	1,112,300
8% Convertible Notes Payable - December 2009	4,500,000	165,135	4,665,135
8% Convertible Notes Payable - June 2010	1,100,000	16,558	1,116,558
17% Promissory Notes Payable - July 2005	1,200,000	1,631,552	2,831,552
18% Promissory Notes Payable - December 2007 Financing	600,000	251,154	851,154
18% Promissory Notes Payable - January 2008 Financing	600,000	236,071	836,071
5% Debt Seller Note (Plum Mine)	250,000	64,584	314,584

Total at August 31, 2010	$22,692,778	$6,701927	$29,394,705

The Company also raised $35.75 million in gross proceeds ($32 million, net of commissions and transaction related expenses) by issuing newly created Series B Preferred Convertible Stock (“Series B,” and together with the Series A, the “Preferred”) pursuant to a Securities Purchase Agreement dated as of October 20, 2010 (the “Series B Purchase Agreement”). Each share of the Series B is convertible at the holder’s election into 606.0606 shares of common stock, therefore converting into common stock at a conversion price per share of $1.6500. The common stock underlying the Series B is issuable at a fixed conversion rate (subject to anti-dilution adjustments) currently equal to 21.7 million shares of common stock.

The net proceeds the Company received from the sale of the Series B Preferred Stock was approximately $32.75 million after deducting commissions and the estimated expenses of the offering payable by the Company.  The Company intends to use the net proceeds to meet its initial capital and operating needs for the first three years of its strategic plan to accelerate mine development and production and continue exploration.   This includes approximately $8 million of capital expenditures associated with its leach pad expansion, new crushing unit and lab refurbishment and rolling stock, approximately $19 million for mine development, exploration and production start up costs and approximately $4 million for land acquisitions.  The remaining $1.75 million is reserved for general corporate purposes, including remaining feasibility studies.

US$ (in millions)

Capital Required for Production:
Mobile Mine Equipment	$2.50
Leach Pad Expansion	2.50
Crushing Plant & Lab Refurbishment	3.00

Exploration and Start Up:
Exploration & Mine Development	15.00
Production Start up	4.00
General Corporate Purposes/Feasibility	1.75

Land Acquisition	4.00

Transaction Fees and Related Expenses	3.00

Total:	$35.75

Pending the use of the proceeds described above, the Company may invest all or a portion of the proceeds of the offering in short-term deposits, including banker acceptances and short- term, high quality, interest bearing corporate, government-issued or government-guaranteed securities.

Each share of the Preferred has a stated value of $1,000 per share (the “Stated Value”) and a liquidation and change of control preference equal to the Stated Value plus accrued and unpaid dividends.  Each share of Series A-2 and Series B will automatically convert into shares of common stock at the conversion rates and prices then in effect any time after which the common stock is listed on an exchange and the volume weighted average price for each of any 20 trading days during any 30 consecutive trading day period exceeds $4.50 per share (as adjusted for stock splits and similar transactions). In the event that the Series A-2 and Series B is automatically converted, the holders of the Preferred will be entitled to a payment equal to the then net present value of future dividend payments such holders would have received up until the third anniversary of the issuance of such securities.

The Preferred is senior to all other classes of equity of the Company in the event of the liquidation or change of control of the Company and, commencing January 1, 2011, is entitled to semi-annual dividends at a rate of 7.5% per annum, payable in cash, common stock, preferred stock or any combination of the foregoing. The Preferred also contain provisions providing weighted average anti-dilution protection.

Each share of Preferred will entitle the holder to vote with the holders of common stock as a single class on all matters submitted to the vote of the common stock (on an as-converted basis); provided, that, for purposes of voting only, each share of Series A-1 held by Mr. John V. Winfield or his affiliates (the “Winfield Group”) shall be entitled to 5 times the number of votes per share of common stock to which it would otherwise be entitled. As long as 25% or more of the Preferred issued on or prior to October 20, 2010 is outstanding, the Company will not be permitted (subject to limited exceptions) without the consent of the Preferred, to incur indebtedness, grant liens, repurchase more than 5% of the common stock outstanding, enter into any transaction with an affiliate of the Company which is not on an arm’s length basis, enter into transactions with affiliates of officers or directors that provide for the payment of services in securities of the Company, amend its certificate of incorporation, by-laws, or a certificate of designations of the Preferred in a manner that adversely affects the interests of the Preferred, issue new series of preferred stock, pay dividends on equity junior to the Preferred, adopt an executive equity incentive plan which provides for the issuance of not greater than 6.0% of the fully diluted equity of the Company, enter into any transaction for the sale or pledge of a material asset of the Company, approve or consent to the initiation of a bankruptcy proceeding or issue any securities of the Company in exchange for services to a consultant.  A majority of the Preferred is generally required to provide consent; provided, that the Winfield Group must be part of that majority so long as the Winfield Group holds 25% or more of the Preferred.

In addition, as long as at least 25% of the Preferred issued on or prior to October 20, 2010, is still outstanding, and as long as the Winfield Group still holds at least 25% of the Preferred, the Company shall not, without the affirmative vote of the Winfield Group, enter into any transaction for the acquisition of any business, property or asset pursuant to which the Company will incur indebtedness to finance such acquisition in principal amount in excess of $500,000, pay any dividends to holders of Preferred in cash in an amount to exceed $500,000, engage in a private placement or public offering of any common stock or common stock equivalents of the Company, enter into a Change of Control Transaction (as defined in each certificate of designation) or enter into any transaction that would constitute a Fundamental Transaction (as defined in each certificate of designation).

In addition, as long as the Winfield Group holds 25% or more of the Preferred, (i) Mr. Winfield will be a member of the Company’s board of directors and (ii) the Winfield Group shall have the right, upon written request to the Company, to nominate a member of the Company’s board of directors (“Board Nominee”) and the Company shall take or cause to be taken all actions so that Mr. Winfield and the Board Nominee are each nominated and recommended for re-election to the board. The Board Nominee shall meet the requirements for an “independent director” under the listing rules of the principal exchange or market on which the common stock of the Company is then listed, satisfy the requirements set forth in the Company’s Corporate Governance Guidelines and Nominating and Governance Committee Charter as reasonably determined by the Nominating and Governance Committee of the board, and not be prohibited from serving as a director of the Company under Section 8 of the Clayton Antitrust Act or any other applicable law.  Alternatively, the Winfield Group can designate as the Board Nominee a member of the board of directors existing on the date hereof.

Holders of the Preferred will have registration rights with respect to the shares of common stock underlying the Preferred and also preemptive rights.  The Company will be obligated to file a registration statement or registration statements with respect to common stock underlying the Preferred within 45 days of filing its annual report on Form 10-K for the year ended December 31, 2010, and cause such registration statement(s) to be declared effective within one year from the date of issuance of the Preferred. The foregoing description of the Preferred and the specific terms of the Preferred, the Series A Purchase Agreement, the Series B Purchase Agreement and the registration rights is qualified in its entirety by reference to the provisions of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series A-1 Certificate of Designations, the Series A-2 Certificate of Designations, the Series B Certificate of Designations, the Registration Rights Agreement pertaining to the Series A and the Registration Rights Agreement pertaining to the Series B attached to this report as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 10.3 and 10.4, respectively.

Joint Operating Venture for Production and Exploration Rights of Integral Comstock Properties

On October 20, 2010, the Company also announced its entry into an operating agreement to form an operating joint venture.  Consistent with the Company’s strategic plan, the Company will obtain the exclusive rights of production and exploration over certain property owned by DWC Resources, Inc. in Storey County, Nevada (the “DWC Property”) and two parcels leased by Mr. Winfield from the Sutro Tunnel Company in Storey County, Nevada (the “Sutro Property”) and Virginia City Ventures, Inc. (the “VCV Property”).  Pursuant to the terms of the Limited Liability Company Operating Agreement (“Operating Agreement”) for Northern Comstock LLC (“Northern Comstock”), a newly formed Nevada limited liability company, DWC Resources, Inc. will contribute the DWC Property to Northern Comstock, Mr. Winfield will contribute his rights to the Sutro Property and the VCV Property to Northern Comstock and the Company will contribute 862.5 shares of Series A-1 and its services in the area of mine exploration, development and production to Northern Comstock. The terms of the Operating Agreement will provide that on each anniversary of the Operating Agreement, up to and including the thirty-ninth (39th) anniversary, the Company will make additional capital contributions in the amount of $862,500.00, in the form of shares of Series A-1 or cash upon request of Northern Comstock (which request can be denied by the Company in certain circumstances). Under certain circumstances, the additional capital contributions can be accelerated.  The Company had previously entered into letters of intent with respect to the DWC Property and Sutro Property on August 13, 2008, the terms of which are expressly superseded by the Operating Agreement. The Operating Agreement further provides the Company with the exclusive rights of development, production, mining and exploration on the respective properties and requires the Company to make certain capital expenditures toward that end. Under the terms of the Operating Agreement (i) all cash flows from the bullion or other minerals recovered from the ore mined out of the ground but untreated and minerals produced from the milling or reduction of ore to a higher grade produced from the DWC Property, Sutro Property or VCV Property, as applicable, or finished products produced from any such property, will be distributed to the Company after certain distributions to the other members of Northern Comstock; (ii) an annual distribution of 500 and 362.5 shares of Series A-1 will be set aside for distribution to DWC Resources, Inc. and Mr. Winfield, respectively, but such distribution will be retained by Northern Comstock unless DWC Resources, Inc. and Mr. Winfield otherwise instruct the Company to distribute the shares to them; and (iii) all other distributions of cash or other property of Northern Comstock shall be permitted only with the prior written consent of all members. The foregoing description of the Operating Agreement, and the specific terms of the Operating Agreement, is qualified in its entirety by reference to the provisions of Operating Agreement attached to this report as Exhibit 10.5.

The following table sets forth outstanding common shares of the Company as at October 20, 2010, (i) on an actual basis, and (ii) on an as adjusted basis giving effect to the issuance of the Series A Preferred and the Series B Preferred:

	As of October 20, 2010
	Actual	As Adjusted
Common and Preferred Stock
Common Stock Outstanding on October 20, 2010	20,484,456	20,484,456	(1)
Series A-1 Preferred Stock (on an as converted basis)		32,122,883	(2)
Series A-2 Preferred Stock (on an as converted basis)		13,030,274
Series B Preferred Stock (on an as converted basis)		21,666,666
Total Shares Outstanding (on an as converted basis)	20,484,456	87,304,279

(1) Does not include performance based management incentive program designed not to exceed 6% of the fully diluted equity of the Corporation after taking into account the recapitalization and balance sheet restructuring.  Includes 1,078,074 shares of common stock issued in October upon the cashless exercise of warrants issued in 2006 and 2007 to certain debt holders, 804,829 of which were issued to the Winfield Group.

(2) Does not include the issuance of shares of Series A-1 Preferred Stock potentially issuable as capital contributions to Northern Comstock LLC in the amount of 862.5 shares of Series A-1 Preferred Stock (convertible into approximately 1.3 million shares of Common Stock) on an annual basis. Under the terms of the Operating Agreement, if all required capital contributions were made in the form of Series A-1 Preferred Stock, up to 34,500 shares of Series A-1 Preferred Stock in the aggregate could be issued over the potential 40-year term of the Operating Agreement.  However, under the terms of the Operating Agreement, such capital contributions could also take the form of cash on an annual basis in the amount of $862,500.

A copy of a press release announcing the debt-for-equity exchange, capital raise and land acquisition is attached as Exhibit 99.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 of this Form 8-K relating to the former senior secured debt obligations of the Company is incorporated into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Form 8-K relating to the joint operating venture is incorporated into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Form 8-K relating to the joint operating venture is incorporated into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 3.02.  The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  Each recipient of the Preferred is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information disclosed in Item 1.01 of this Form 8-K relating to the Series A-1 is incorporated into this Item 5.01. The total amount of consideration exchanged by the Winfield Group for the Series A-1 was the approximately $20.9 million of outstanding convertible indebtedness and the obligations related thereto, previously held by the Winfield Group.

After giving effect to the transactions described, Mr. Winfield and/or members of the Winfield Group beneficially own approximately 75% of the voting securities of the Company, directly or indirectly.  Prior to the transactions described above there was no controlling shareholder or group of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 7.01.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Series A-1 Certificate of Designations

4.2	Series A-2 Certificate of Designations

4.3	Series B Certificate of Designations

10.1	Securities Purchase Agreement dated as of August 31, 2010 (Series A)

10.2	Securities Purchase Agreement dated as of October 20, 2010 (Series B)

10.3	Registration Rights Agreement dated as of August 31, 2010 (Series A)

10.4	Registration Rights Agreement dated as of October 20, 2010 (Series B)

10.5	Operating Agreement dated as of October 20, 2010

99.1	Press release dated October 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: October 20, 2010	By:	/s/ Corrado De Gasperis
Corrado De Gasperis

EXHIBIT INDEX

Exhibit Number	Description

4.1	Series A-1 Certificate of Designations

4.2	Series A-2 Certificate of Designations

4.3	Series B Certificate of Designations

10.1	Securities Purchase Agreement dated as of August 31, 2010 (Series A)

10.2	Securities Purchase Agreement dated as of October 20, 2010 (Series B)

10.3	Registration Rights Agreement dated as of August 31, 2010 (Series A)

10.4	Registration Rights Agreement dated as of October 20, 2010 (Series B)

10.5	Operating Agreement dated as of October 20, 2010

99.1	Press release dated October 21, 2010